UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 6, 2005

CASCADE ENERGY INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

3333-115637

(Commission File Number)

41-2122221

(IRS Employer Identification No.)

5151 E. Broadway, Suite 1600, Tucson AZ, 85711

(Address of principal executive offices and Zip Code)

(520) 512-5469

Registrant's telephone number, including area code

13405 Folsom Blvd., Suite 820, Folsom, CA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Mr. Sam Johal has resigned as President and Director of the Registrant, effective September 6, 2005. The Registrant has appointed Mr. William Marshall as President and member of the Board of Directors.

Mr. Marshall is a financial consultant with over 15 years of venture capital experience in private and public companies. From 2000 to 2003, Mr. Marshall was a self-employed venture capital consultant providing management and financial consulting services primarily to small and medium-sized natural resource exploration and development entities. In June 2005, Mr. Marshall was reappointed as President and Director of Fidelis Energy, Inc., a public oil and gas developer and producer, where he previously served as President and Director for the June 2003 to February 2004 period. Mr. Marshall currently also serves as President of Blue Scorpion Energy Ltd. (since May 2003), a private oil and gas developer and producer, and as President of Stormlight Consulting (since December 2003), a private venture capital consulting service. With an extensive history in natural resource markets, Mr. Marshall brings a wealth of experience to Cascade in the form of financings, corporate filings, management, and company structure from his duties with several public companies. Mr. Marshall was responsible for bringing the Alberta properties to Cascade.

The Registrant also announces the resignations of Mr. Robert Hoegler and Mr. Jason Bleuler as Directors.

Item 9.01	Financial Statements and Exhibits
99.1	Press Release dated September 12, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASCADE ENERGY INC.

/s/ Chris Foster

By: Chris Foster

Chief Financial Officer and Director

Date: September 13, 2005